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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Inet Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081

April 12, 2002

Dear Stockholder:

        You are cordially invited to attend the Inet Technologies, Inc. 2002 Annual Meeting of Stockholders, which will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Monday, May 13, 2002 at 10:00 a.m. (Central Time).

        Details of the business to be conducted at the meeting, which includes the election of two Class II members of our Board of Directors and the approval of an amendment to our Employee Stock Purchase Plan, are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for such proposals.

        In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the meeting and wish to change your proxy vote, you may do so simply by revoking your proxy and voting in person at the meeting.

        We look forward to seeing you at the meeting.

                      Sincerely,

                      Elie S. Akilian
                       President and Chief Executive Officer

                      Samuel S. Simonian
                       Chairman of the Board

  YOUR VOTE IS IMPORTANT
  In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.

Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2002

To the Stockholders of Inet Technologies, Inc.:

        The 2002 Annual Meeting of Stockholders of Inet Technologies, Inc. will be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Monday, May 13, 2002 at 10:00 a.m. (Central Time) for the following purposes:

  1.
  To elect two Class II directors to serve until the 2005 Annual Meeting of Stockholders, or until their successors have been elected and qualified.

  2.
  To approve an amendment to our 1998 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 500,000 shares, from 750,000 shares to 1,250,000 shares.

  3.
  To act upon such other business as may properly come before the meeting or any adjournments thereof.

        Only stockholders of record at the close of business on April 1, 2002 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at our offices for a period of at least ten days prior to the meeting. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy card in the reply envelope provided. The prompt return of your proxy card will assist us in preparing for the meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the Proxy Statement for more information.

                      By order of our Board of Directors,

                      Mark H. Kleinman
                       Secretary

Richardson, Texas
April 12, 2002

Inet Technologies, Inc.
1500 North Greenville Avenue
Richardson, Texas 75081

PROXY STATEMENT

        These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Inet Technologies, Inc., a Delaware corporation, for the 2002 Annual Meeting of Stockholders to be held on Monday, May 13, 2002 at 10:00 a.m. (Central Time) and at any adjournment or postponement thereof. These proxy materials were first mailed to stockholders of record beginning on or about April 12, 2002.

PURPOSE OF MEETING

        The specific proposals to be considered and acted upon at the meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

        Our 2001 Annual Report has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this Proxy Statement to all stockholders entitled to notice of, and to vote at, the meeting. The 2001 Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        We have fixed April 1, 2002 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the meeting. At the close of business on the record date, we had approximately 46,882,138 outstanding shares of our common stock.

        The accompanying proxy card is designed to permit each holder of common stock as of the close of business on the record date to vote on the proposals to be considered at the meeting. A stockholder is permitted to vote in favor of, or to withhold authority to vote for, any or all nominees for election to our Board, and to vote in favor of or against or to abstain from voting with respect to the proposal to approve the amendment to our 1998 Employee Stock Purchase Plan. If a choice as to the matters coming before the meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the proposals described in the Notice of Annual Meeting and in this Proxy Statement.

        Any stockholder executing a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering written notice of such revocation to the Secretary of the meeting before the meeting or by properly executing and delivering a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the meeting who elects to vote his, her or its shares in person. Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

        The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at the meeting. Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. The inspector of election appointed for the meeting will tabulate the votes, separately calculating affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

        As of February 28, 2002, our directors and executive officers beneficially owned an aggregate of 34,686,955 shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 74.0% of the shares of our common stock outstanding. It is expected that our directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by them, or over which they have voting control, in favor of the proposals described in this Proxy Statement. Nonetheless, the approval of the proposals is not assured. See "Principal Stockholders."

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors is divided into three classes, which are as nearly equal in size as is practicable, designated Class I, Class II and Class III, with the term of office of one class expiring each year at our Annual Meeting of Stockholders. The term of office of the Class I directors, James R. Adams and Grant A. Dove, expires at our 2004 Annual Meeting of Stockholders; the term of office of the Class II directors, Mark A. Weinzierl, George H. Heilmeier and William H. Mina, expires at our 2002 Annual Meeting of Stockholders; and the term of office of the Class III directors, Elie S. Akilian and Samuel S. Simonian, expires at our 2003 Annual Meeting of Stockholders, or in each case upon the election and qualification of their successors. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

Nominees for Director

        Mark A. Weinzierl and George H. Heilmeier, each of whom presently serves as a Class II director, have each been nominated for election at the meeting to serve as a Class II director for a term expiring at our 2005 Annual Meeting of Stockholders or until his respective successor has been duly elected and qualified. Each of the nominees has indicated his willingness to serve as a member of the Board if elected; however, if any nominee should become unavailable for election to the Board for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee who is designated by our present Board of Directors. It is not expected that any nominee will be unable or will decline to serve as a director.

Vote Required

        The vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors is necessary for the election of a director. As a result, the two nominees receiving the greatest number of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall be elected to our Board of Directors, even if any such nominee receives the vote of less than a majority of the outstanding shares. Abstentions, instructions withholding authority and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN THIS PROXY STATEMENT, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

        The nominees for election at the meeting as Class II directors are:

Name	Age	Position
Mark A. Weinzierl	38	Director
George H. Heilmeier	65	Director

        Mr. Weinzierl co-founded Inet in 1989 and has served as a director since that time. Since February 2000, he has served as President and Chief Executive Officer of Enfora, Inc., a provider of wireless data modems. He served as Executive Vice President of Inet from March 1990 to February 2000. Mr. Weinzierl received his B.S. in Electrical Engineering from Iowa State University and attended The University of Texas at Dallas M.B.A. program.

        Dr. Heilmeier has served as a director since his election by the Board in July 2001. Since November 1997, Dr. Heilmeier has served as Chairman Emeritus of Telcordia Technologies, Inc. (formerly known as Bell Communications Research, or Bellcore), a provider of operations support systems, network software and consulting and engineering services to the telecommunications industry. He served as Chairman and Chief Executive Officer of Bellcore from January 1997 to November 1997 and as President and Chief Executive Officer of Bellcore from 1991 through 1996. Dr. Heilmeier also serves as a director of TRW Inc., Automatic Data Processing, Inc., Compaq Computer Corporation, The MITRE Corporation and TeleTech Holdings, Inc. He received his B.S. in Electrical Engineering from The University of Pennsylvania and a PhD in Electrical Engineering and Physics from Princeton University. Dr. Heilmeier serves as a member of our Audit Committee.

        William H. Mina is currently a Class II director and also serves as our Senior Vice President, Administration and Legal Affairs. Mr. Mina will not seek reelection to another term as a director following the expiration of his current term at the 2002 Annual Meeting of Stockholders.

Other Directors

        Our current Class I directors, who are not standing for reelection at the meeting and whose terms will expire at our 2004 Annual Meeting of Stockholders, are as follows:

Name	Age	Position
James R. Adams	62	Director
Grant A. Dove	73	Director

        Mr. Adams has served as a director of Inet since June 1999. Mr. Adams has served as a director of Texas Instruments Incorporated since 1989 and served as its Chairman of the Board from 1996 to 1998. He previously served as Group President of SBC Communications, Inc. from 1992 to 1995 and as President of Southwestern Bell Telephone Company from 1988 to 1992. He also serves as a director of Storage Technology Corp. Mr. Adams holds an M.B.A. from The University of Texas at Austin and a B.S. in Math and Physics from Texas A&M University. Mr. Adams serves as Chairman of our Compensation Committee and as a member of our Audit Committee.

        Mr. Dove has served as a director of Inet since June 1999. Mr. Dove has served as Managing Partner of Technology Strategies & Alliances since 1991. Prior to joining Technology Strategies & Alliances, Mr. Dove served as Chairman and Chief Executive Officer of the Microelectronics and Computer Technology Corporation. He currently serves as a director of Cooper Cameron Corporation, InterVoice-Brite, Inc., Tipping Point Technologies, Inc. and Intrusion Inc. Mr. Dove holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute and State University. Mr. Dove serves as Chairman of our Audit Committee and as a member of our Compensation Committee.

        Our current Class III directors, who are not standing for reelection at the meeting and whose terms will expire at our 2003 Annual Meeting of Stockholders, are as follows:

Name	Age	Position
Elie S. Akilian	45	President, Chief Executive Officer and Director
Samuel S. Simonian	46	Chairman of the Board

        Mr. Akilian co-founded Inet in 1989, has served as a director since that time and has served as President and Chief Executive Officer since April 1999. He previously served as Executive Vice President responsible for sales and marketing from March 1989 to April 1999. Mr. Akilian received his B.S. in Electrical Engineering from The University of Texas at Arlington.

        Mr. Simonian co-founded Inet in 1989 and has served as Chairman of the Board since that time. He previously served as President from 1989 to April 1999 and as Chief Executive Officer from March 1994 to April 1999. Mr. Simonian currently serves as President of Epygi Technologies, Ltd., a broadband networking company. Mr. Simonian holds a B.S. in Electrical Engineering from The University of Texas at Arlington. Mr. Simonian is the nephew of Mr. Mina's spouse.

Director Compensation and Indemnification Arrangements

        Directors who are not our employees or employees of any of our subsidiaries, other than Messrs. Simonian and Weinzierl, receive $5,000 per quarter for services as members of our Board of Directors and committees thereof. In addition, all directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board and committees on which they serve. Each individual who joins the Board will receive an automatic grant of a non-qualified option to purchase 20,000 shares of common stock under our 1998 Stock Option/Stock Issuance Plan at the time of his or her commencement of Board service, provided such individual has not otherwise previously been employed by us. In addition, at each Annual Meeting of Stockholders, each individual who is to continue to serve as a non-employee Board member, other than Messrs. Simonian and Weinzierl, will receive an automatic grant of a non-qualified option to purchase 10,000 shares. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, should the optionee's service as a non-employee Board member cease prior to vesting in the shares. Each 20,000-share grant will vest, and our repurchase rights will lapse, in three equal annual installments over the director's period of Board service, with the first installment to vest one year from the option grant date. Each additional 10,000-share grant will vest upon the director's completion of one year of Board service measured from the grant date. In 2001, each of Messrs. Adams and Dove received an option to purchase 10,000 shares at an exercise price of $9.05 and Dr. Heilmeier received an option to purchase 20,000 shares at an exercise price of $9.04, in each case under our automatic grant program. Additionally, in 2001 our Compensation Committee granted Mr. Mina, who serves as a director and as our Senior Vice President, Administration and Legal Affairs, an option to purchase 10,000 shares at an exercise price of $47.13 and an option to purchase 25,000 shares at an exercise price of $8.97.

        We maintain directors' and officers' liability insurance, and our Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors. In addition, our Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law.

Board Meetings and Committees

        Our Board of Directors met six times during 2001 and acted five times by unanimous written consent. During 2001, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period (or such shorter period that he served as a director).

        We have standing Compensation, Audit and Secondary Option Committees to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2001 are set forth below.

        The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock plans. The current members of the Compensation Committee are James R. Adams (Chairman) and Grant A. Dove. In 2001, the Compensation Committee met six times and acted by written consent two times.

        The Audit Committee assists in the selection of our independent auditors and is responsible for designating those services to be performed by, and maintaining effective communication with the auditors. The current members of the Audit Committee are Grant A. Dove (Chairman), James R. Adams and George H. Heilmeier, each of whom is independent (as defined in Rule 4200 of the National Association of Securities Dealers' listing standards). In 2001, the Audit Committee met four times and acted by written consent three times.

        The Secondary Option Committee has the authority, as delegated by our Compensation Committee, to approve limited grants of options from our 1998 Stock Option/Stock Issuance Plan to employees who are not Section 16 officers. Our Chief Executive Officer is the sole member of the Secondary Option Committee. In 2001, the Secondary Option Committee acted 18 times by written consent.

        We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

PRINCIPAL STOCKHOLDERS

        The following table sets forth specified information regarding the beneficial ownership of our common stock as of February 28, 2002 by (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table below and (4) all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Elie S. Akilian(2)	12,594,483	(3)	26.9%
Samuel S. Simonian(4)	11,846,883	(5)	25.3
Mark A. Weinzierl(6)	10,074,784		21.5
William H. Mina	109,200	(7)	*
James R. Adams	45,480	(8)	*
Grant A. Dove	42,400	(9)	*
George H. Heilmeier	21,000	(10)	*
Luis J. Pajares	139,669	(11)	*
Jeffrey A. Kupp	67,421	(12)	*
Mark H. Kleinman	11,250	(13)	*
All executive officers and directors as a group (11 persons)	35,143,205	(14)	75.0

*
Indicates less than 1%.

(1)
Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission, or SEC. Percentage of beneficial ownership is based on 46,879,538 shares of our common stock outstanding as of February 28, 2002. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following February 28, 2002 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
The address for the stockholder is 1500 North Greenville Avenue, Richardson, Texas 75081.

(3)
Includes 178,600 shares held by the stockholder's minor children.

(4)
The address for the stockholder is 5040 Addison Circle, #225, Addison, Texas 75001.

(5)
Includes 267,900 shares held by the stockholder's minor children.

(6)
The address for the stockholder is 661 East 18th Street, Plano, Texas 75074.

(7)
Includes 75,000 shares subject to options and 2,000 shares held by the stockholder's daughter, of which 2,000 shares stockholder disclaims beneficial ownership.

(8)
Includes 20,000 shares subject to options, 21,200 shares held by entities controlled by the stockholder and 100 shares held by the stockholder's son, of which 100 shares stockholder disclaims beneficial ownership.

(9)
Includes 40,000 shares subject to options.

(10)
Includes 20,000 shares subject to options.

(11)
Includes 137,500 shares subject to options.

(12)
Includes 62,500 shares subject to options.

(13)
Includes 7,500 shares subject to options.

(14)
Includes 456,250 shares subject to options.

EXECUTIVE COMPENSATION

Executive Officers

        Our executive officers are as follows:

Name	Age	Position
Samuel S. Simonian	46	Chairman of the Board
Elie S. Akilian	45	President, Chief Executive Officer and Director
William H. Mina	57	Senior Vice President of Administration and Legal Affairs, and Director
Pierce E. Brockman	38	Senior Vice President and Chief Technology Officer
Luis J. Pajares	41	Senior Vice President, Sales and Marketing
Jeffrey A. Kupp	39	Vice President and Chief Financial Officer
Mark H. Kleinman	40	Vice President, General Counsel and Secretary

        Biographical information for Messrs. Simonian and Akilian is set forth under Proposal 1—Election of Directors.

        Mr. Mina has served as a director since 1996 and will continue to serve as a director until the expiration of his term at the 2002 Annual Meeting. He has served as Senior Vice President of Administration and Legal Affairs since February 2000. Prior to that time, he served as Senior Vice President of Finance and Administration from April 1999 to February 2000. He previously served as our Senior Vice President and Chief Financial Officer from February 1997 to April 1999. From 1985 to February 1997, Mr. Mina was employed by Wafra Investment Advisory Group Inc., a New York-based investment banking firm. While at Wafra, he served in various positions, including Senior Vice President and Chief Financial Officer. Mr. Mina holds an M.B.A. from Southern Methodist University and a B.A. in Business Administration from Dallas Baptist University. Mr. Mina is married to Mr. Simonian's aunt.

        Mr. Brockman has served as Senior Vice President and Chief Technology Officer since April 1999. He served as Vice President of Software Development from January 1998 to April 1999. He previously served as Director of Software Development from March 1995 to January 1998, and has held various other positions since joining Inet in September 1990. Mr. Brockman holds a B.S. in Computer Science from Texas Tech University and an M.S. in Computer Science from The University of Texas at Dallas.

        Mr. Pajares has served as Senior Vice President, Sales and Marketing since September 1999. From 1994 to September 1999, Mr. Pajares was employed by DSC/Alcatel, a manufacturer of telecommunications equipment, where he served in various positions, including Vice President—International Business and Vice President—Wireless Networks. Mr. Pajares holds a B.A. from The University of Florida and an M.B.A. from The University of Dallas.

        Mr. Kupp has served as Vice President and Chief Financial Officer since February 2000. From November 1997 to February 2000, Mr. Kupp was employed by IEX Corporation (a Tekelec Company), a provider of telecommunications software products, as Vice President of Finance and Chief Financial Officer. From January 1997 to November 1997, Mr. Kupp was employed by CS Wireless Systems, Inc., a wireless video and internet access provider, as Senior Vice President and Chief Financial Officer. From 1995 to 1997, Mr. Kupp worked as a Director in the Corporate Finance department of DSC Communications Corporation, which is now named Alcatel. Mr. Kupp holds a B.A. in Accounting and Computer Science from Asbury College and an M.B.A. from The Johnson Graduate School of Management at Cornell University. Mr. Kupp is a Certified Public Accountant.

        Mr. Kleinman has served as Vice President, General Counsel and Secretary since January 2001. He served as Vice President, Legal from June 2000 to January 2001. From May 1996 to April 2000, he served as Assistant General Counsel of Sterling Software, Inc., a worldwide supplier of computer software and services. Mr. Kleinman holds a B.A. in Government from The University of Texas at Austin and a J.D. from The University of Texas School of Law.

Employment Contracts; Change-in-Control and Indemnification Arrangements

        The executive officers serve at the discretion of our Board of Directors. We presently do not have an employment agreement in effect with any of our officers named in the Summary Compensation Table below, other than Mr. Pajares. Our employment agreement with Mr. Pajares provides for an annual base salary set by our Board with an annual variable bonus, which is based primarily on our sales order activity. The term of the agreement ends in August 2002. In the event Mr. Pajares' employment is terminated in connection with a change in control, all of the 200,000 incentive stock options granted under the agreement and not otherwise vested will become fully vested. In the event Mr. Pajares' employment is terminated by Mr. Pajares for good reason (as defined) or by us for any reason other than for cause (as defined), then Mr. Pajares will be entitled to receive an amount equal to his then-current base salary for six months and a variable bonus equal to $150,000 less any variable bonus previously paid during that calendar year. Mr. Pajares is also eligible for continued medical benefits for 12 months following the termination of his employment.

        Pursuant to our offer letter to Mr. Kleinman, in the event that his employment is actually or constructively (through a change in work location outside the Dallas metroplex or a material reduction in responsibility or compensation) terminated following a change in control, he will be entitled to receive a lump sum payment equal to 12 months salary. Additionally, following a change in control, if Mr. Kleinman's options are not otherwise accelerated by the acquirer, he will be allowed two years' accelerated vesting of the unvested option shares.

        We have entered into indemnification agreements with all of our executive officers. We maintain directors' and officers' liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

Summary Compensation Table

        The following table provides summary information concerning the compensation earned during each of our last three fiscal years by our current Chief Executive Officer and each of the other four most highly compensated executive officers for services rendered during 2001 in all capacities to us and our subsidiaries. These individuals are referred to as the Named Officers. No individual resigned during the last fiscal year who would otherwise have been required to have been included in the table.

		Annual Compensation(1)			Long-Term Compensation
Name and Position(s)	Year	Salary	Bonus		Options (# of Shares)	All Other Compensation
Elie S. Akilian President, Chief Executive Officer and Director	2001 2000 1999	$250,000 204,000 204,000	$	— 375,000 460,250	— — —	$192 192 192	(3) (3) (3)
William H. Mina Senior Vice President of Administration and Legal Affairs, and Director	2001 2000 1999	200,000 200,000 192,075		— 100,000 100,250	35,000 — —	192 13,423 17,050	(4) (4) (4)
Luis J. Pajares(2) Senior Vice President of Sales and Marketing	2001 2000 1999	183,231 171,231 53,455		103,743 178,207 194,000	65,000 — 200,000	192 13,267 192	(5) (5) (5)
Jeffrey A. Kupp(2) Vice President and Chief Financial Officer	2001 2000	190,000 154,450		— 150,000	125,000 75,000	192 12,078	(6) (6)
Mark H. Kleinman(2) Vice President, General Counsel and Secretary	2001	180,000		—	20,000	192	(7)

(1)
Excludes perquisites and other benefits, the aggregate of which did not exceed 10% of the Named Officer's total salary and bonus.

(2)
Mr. Pajares joined Inet in September 1999. Mr. Kupp joined Inet in February 2000. Although Mr. Kleinman was elected an executive officer during January 2001, compensation is reported for the full year.

(3)
Represents life insurance premiums paid on behalf of the officer.

(4)
Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $13,231 for 2000 and $16,858 for 1999.

(5)
Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $13,076 for 2000.

(6)
Consists of life insurance premiums paid on behalf of the officer as well as contributions by us to the officer's participation in our 401(k) plan of $11,918 for 2000.

(7)
Consists of life insurance premiums paid on behalf of the officer.

Option Grants in 2001

        The following table provides information related to options to purchase our common stock granted to the Named Officers during 2001. No stock appreciation rights were granted during 2001.

Individual Grants(1)
		Percentage of Total Options Granted to Employees in 2001			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
Number of Securities Underlying Options Granted
Name			Exercise Price Per Share(2)
				Expiration Date	5%	10%
William H. Mina	10,000 25,000	0.5 1.3%	$47.13 8.97	January 24, 2011 July 25, 2011	$296,367 141,030	$751,051 357,397
Luis J. Pajares	50,000 15,000	2.7 0.8	47.13 8.97	January 24, 2011 July 25, 2011	1,481,833 84,618	3,755,256 214,438
Jeffrey A. Kupp	100,000 25,000	5.4 1.3	47.13 8.97	January 24, 2011 July 25, 2011	2,963,666 141,030	7,510,511 357,397
Mark H. Kleinman	20,000	1.1	8.97	January 24, 2011 July 25, 2011	112,823	285,917

(1)
Each option has a ten-year term and becomes exercisable in four equal annual installments upon the optionee's completion of each year of service measured from the grant date. In addition, each option becomes exercisable on an accelerated basis upon a sale of all or substantially all of our assets in liquidation or dissolution of us or a merger or consolidation in which there is a change in ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities, unless the option is assumed by the acquiring, surviving or resulting entity. In addition, the Compensation Committee may accelerate the vesting of each option in the event of (a) a change in the composition of our Board of Directors over a period of two years or less such that those individuals serving as directors at the beginning of the period cease to represent a majority of the Board or (b) a change of ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a hostile tender offer.

(2)
The exercise price may be paid in cash or in shares of our common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee also may assist an optionee in the exercise of an option by authorizing a loan from us in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise.

(3)
The potential realizable value columns of the table above illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the price of our common stock over the terms of the options. These amounts do not take into account provisions providing for termination of the options following termination of employment or vesting over a four year period. The use of the assumed 5% and 10% returns is established by the SEC and is not intended to forecast possible future appreciation of the price of the common stock.

Aggregate Option Exercises in 2001 and December 31, 2001 Option Values

        The following table provides information concerning option holdings at December 31, 2001 by each of the Named Officers. No options were exercised by the Named Officers during 2001. No stock appreciation rights were exercised during 2001 and none were outstanding at December 31, 2001.

	Number of Securities Underlying Unexercised Options at December 31, 2001(1)
			Value of Unexercised In-the-Money Options at December 31, 2001(1)(2)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
William H. Mina	65,000	35,000	$414,050	$40,000
Luis J. Pajares	125,000	140,000	—	24,000
Jeffrey A. Kupp	18,750	181,250	—	40,000
Mark H. Kleinman	7,500	42,500	—	32,000

(1)
"Exercisable" refers to those options that were both exercisable and vested, while "Unexercisable" refers to those options that were unvested.

(2)
Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2001 ($10.57 per share based upon the closing price of our common stock on the Nasdaq Stock Market on such date) and multiplying by the number of shares underlying the options.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee was formed in July 1999. Messrs. Adams and Dove have served as the sole members of the Compensation Committee since that time. Neither of these persons is an officer or employee, or former officer or employee, of us or any of our subsidiaries. No current executive officer has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Report on Executive Compensation

        During 2001, compensation decisions concerning our executive officers were made by the Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below. The following report describes the procedures employed by the Compensation Committee in formulating the compensation policy for our executive officers during 2001.

        It is the duty of our Compensation Committee to recommend to our Board of Directors the compensation payable to our Chief Executive Officer and the compensation payable to our other executive officers (taking into account the recommendation of our Chief Executive Officer), and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation for our executive officers should reflect our performance and the value created for our stockholders. In addition, the compensation policies should support our short-term and long-term strategic goals and values and should reward individual contribution to our success. We are engaged in a very competitive industry, and our success depends upon our ability to attract and retain qualified executives through the competitive compensation packages we offer to such individuals.

        The following objectives are evaluated and considered when making compensation decisions: (1) provide competitive annual cash compensation to attract, retain and motivate high-caliber executives; (2) in at-risk compensation, align the interests of executives with those of our stockholders through equity-based compensation and/or equity ownership; (3) communicate overall corporate objectives to executives so that all parties are working towards similar goals; and (4) deliver compensation through cost- and tax-effective programs.

General

        Our overall philosophy is to reward executives for building long-term value for our stockholders. We compensate our executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both our near-term and long-term financial performance. In addition, our compensation structure also rewards individual performance that furthers our goals. Elements of our compensation structure include the following:

  •
  Base salary

  •
  Annual incentives

  •
  Equity incentives/equity ownership

        Each executive officer's compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of compensation roughly equivalent to that paid by peer companies, as further discussed below, and reflects our philosophy that a strong emphasis be placed on the variable portions of compensation. The actual value of total compensation is ultimately based on performance, and will be strongly linked to stockholder value.

Base Salary

        Base salary and increases in base salary are primarily determined by individual performance. Each executive officer's base salary is adjusted each year on the basis of (1) the Compensation Committee's evaluation of the officer's personal performance for the year taking into account the recommendation of the Chief Executive Officer and (2) the competitive marketplace for persons in comparable positions, with the goal to provide base compensation roughly in the median range of the levels paid by peer companies. Our performance and profitability also may be a factor in determining the base salaries of executive officers. In many instances, the qualitative factors involve a subjective assessment by the Compensation Committee.

Annual Incentives

        We maintain annual cash incentive bonus programs to reward executive officers and other key employees for attaining pre-established corporate performance goals. The annual incentives vary significantly and in general are based on our profitability, revenue growth and total stockholder return; the achievement of our strategic objectives; and each individual's contribution towards that performance. As discussed under "Management Compensation—Employment Contracts; Change-in-Control and Indemnification Arrangements," cash incentive compensation paid to our Senior Vice President of Sales and Marketing is based primarily on our sales order activity. In setting corporate performance goals, we consider our historical performance and underlying business model, as well as external and internal expectations related to overall financial and operating performance, with the goal to provide cash incentive compensation in the upper range of the levels paid by peer companies.

Equity Incentives/Equity Ownership

        As mentioned, we believe it is important to align the interests of the executive officers with those of our stockholders. In our opinion, equity incentives and ownership are a way of achieving this objective. We believe equity-based incentives are an effective means of aligning the interests of executives with those of stockholders. We utilize our stock incentive plans to implement the equity-based incentives. Options granted under our plans have an exercise price equal to the market price of our stock on the date of grant, generally vest on a pro rata basis over four years and carry a ten-year term. In general, the greater responsibility an executive officer has, the greater the equity portion of his or her total compensation package, with the goal to provide equity-based incentives in the upper range of the levels implemented by peer companies. To encourage employee ownership and to incent employees to grow the value of the business through performance, we grant stock options to nearly all of our employees. Additionally, employees have the ability to participate in our Employee Stock Purchase Plan.

Compliance with the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other most highly compensated executive officers of a corporation. We have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per year to any employee. None of the compensation paid by us in 2001 was subject to the limitation on deductibility. Our Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

CEO Compensation

        In setting compensation payable to our Chief Executive Officer, Mr. Akilian, the Compensation Committee has taken into consideration his significant ownership interest in Inet and has sought to be competitive with companies of similar size within the industry. Given that consideration, Mr. Akilian's compensation is tied to our performance and to his personal performance. In 2001, Mr. Akilian earned a base salary of $250,000. Considering overall company financial performance, Mr. Akilian did not receive a bonus for 2001.

Summary

        It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interests of our stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, in both the short and long term.

        Submitted by the Compensation Committee of the Board of Directors:

James R. Adams (Chairman) Grant A. Dove

Stock Performance Graph

        The graph below depicts our stock price as an index assuming $100 invested on May 27, 1999, the date of our initial public offering, along with the composite prices of companies listed in the Nasdaq Stock Market (U.S.) Index and the Nasdaq Telecommunications Index. The comparisons in the graph are required by regulations of the SEC and are not intended to forecast or to be indicative of the possible future performance of our common stock.

Comparison of the Cumulative Total Return* Among Inet Technologies, Inc.,
the NASDAQ Stock Market (U.S.) Index and the Nasdaq Telecommunications Index

* $100 invested 5/27/99 in stock or index—including reinvestment of dividends. Fiscal year ending December 31.

Measurement Period (Fiscal Year Covered)	Inet Technologies, Inc.	Nasdaq Stock Market (U.S.) Index	Nasdaq Telecommunications Index
5/27/1999	100.00	100.00	100.00
12/31/1999	388.19	168.49	158.94
12/31/2000	224.99	102.56	72.59
12/31/2001	58.73	81.23	37.10

        The preceding Report on Executive Compensation, the Stock Performance Graph, the Report of the Audit Committee that follows or references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such reports, graph or other information be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Certain Transactions with Management

        Effective January 1, 2000, we sold our membership interest in Inet Global Research, L.L.C. to Epygi Technologies, Ltd., an entity controlled by Mr. Simonian, our Chairman of the Board, for a cash purchase price of $82,000. Epygi is currently performing development services for us pursuant to a Consulting Agreement for which it is paid a monthly fee per full-time programmer plus reimbursement of reasonable business expenses. Since the beginning of 2001 through March 31, 2002, we have made payments totaling approximately $1.9 million to Epygi for providing these services to us.

PROPOSAL 2

AMENDMENT OF 1998 EMPLOYEE STOCK PURCHASE PLAN

        Stockholders are being asked to approve an amendment to our 1998 Employee Stock Purchase Plan, or Purchase Plan, to increase the number of shares of our common stock reserved for issuance thereunder from 750,000 shares to 1,250,000 shares (an increase of 500,000 shares).

        The Board believes that the proposed amendment is in our best interests because of the need to continue to provide employees with the opportunity to acquire an ownership interest in us through their participation in the Purchase Plan and thereby encourage them to remain in our employ and more closely align their interests with those of our stockholders.

        The Purchase Plan was adopted by the Board on July 28, 1998 and became effective on May 27, 1999 in connection with our initial public offering. The Purchase Plan was amended by the Board on July 26, 2001 to effect certain administrative provisions relevant to participation in the Purchase Plan by our non-U.S. employees. The Board approved the proposed amendment to increase the share reserve on March 28, 2002, subject to stockholder approval.

Summary of the 1998 Employee Stock Purchase Plan

        The following is a summary of the principal features of the Purchase Plan, as most recently amended by the Board. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at our principal executive offices in Richardson, Texas.

Administration

        The Purchase Plan is administered by our Compensation Committee. This committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by us without charge to participants.

Securities Subject to the Purchase Plan

        The maximum number of shares of common stock currently reserved for issuance under the Purchase Plan is limited to 1,250,000 shares, assuming stockholder approval of this proposal. As of March 31, 2002, 474,379 shares of common stock have been issued in the aggregate under the Purchase Plan, and 775,621 shares were available for future issuance, assuming stockholder approval of this proposal.

        The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market.

        In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities purchasable per participant on any one purchase date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods

        Shares of common stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of 24 months. The current offering period began on August 1, 2001 and ends on July 31, 2003, and subsequent offering periods will commence as designated by the Plan Administrator. The current offering period is comprised of four successive purchase intervals. Purchase intervals run from the first business day of February to the last business day of July each year and from the first business day of August each year to the last business day of January in the following year. Shares will be purchased on the last day of each purchase interval with the payroll deductions collected from the participants during such purchase interval

        If the fair market value per share of common stock on any semi-annual purchase date within an offering period is less than the fair market value per share of common stock on the start date of that offering period, then that offering period will automatically terminate with the purchase of shares of common stock on such semi-annual purchase date, and a new offering period will commence on the next business day. The participants in the terminated offering period will automatically be enrolled in the new offering period.

        Each participant is granted a separate right to purchase shares of common stock for each offering period interval in which he or she participates. The purchase right is granted on the participant's entry date into the offering period and is automatically exercised in installments on each semi-annual purchase date over the remainder of such offering period. Each purchase right entitles the participant to purchase the whole number of shares of common stock obtained by dividing the participant's payroll deductions for the purchase period by the purchase price in effect for such period.

Eligibility

        Any individual who is employed on a basis under which he or she is regularly expected to work for more than twenty (20) hours per week for more than five (5) months per calendar year in the employ of our company or any participating parent or subsidiary corporation (including any parent or subsidiary corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan. Each individual who is an eligible employee on the start date of any offering period may enter that offering period on such start date or on the start date of any purchase interval within that offering period, provided, in each case, that he or she has completed at least ninety (90) days of continuous employment with us or a parent or subsidiary corporation prior to such date.

        As of March 31, 2001, five executive officers and approximately 510 other employees were eligible to participate in the Purchase Plan.

Purchase Price

        The purchase price for the common stock purchased on behalf of each participant in the Purchase Plan on each semi-annual purchase date during an offering period will be equal to 85% of the lower of (i) the fair market value per share of common stock on the participant's entry date into that offering period or (ii) the fair market value on the semi-annual purchase date.

        The fair market value per share of common stock on any relevant date under the Purchase Plan will be the closing sales price per share on that date on the Nasdaq Stock Market. On March 28, 2002, the closing sales price per share on the Nasdaq Stock Market was $9.44.

Payroll Deductions and Stock Purchases

        Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 15%) of his or her base salary to be applied to the acquisition of common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in January and July each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

        The Purchase Plan imposes certain limitations upon a participant's rights to acquire common stock, including the following:

          —Purchase rights granted to a participant may not permit that individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

          —Purchase rights may not be granted to any individual if that individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of our company or any of our affiliates.

          —No participant may purchase more than 1,000 shares of common stock on any one purchase date.

          —The maximum aggregate number of shares of common stock purchasable in total by all participants on any one purchase date may not exceed 187,500 shares.

        The Compensation Committee will have discretionary authority to increase or decrease the total participant share limitation on the start date of any new offering period under the Purchase Plan.

Withdrawal/Termination of Purchase Rights

        The participant may withdraw from an offering period at any time and may elect to have his or her accumulated payroll deductions either applied to the purchase of shares on the next semi-annual purchase date or refunded. The withdrawing participant may not subsequently rejoin the offering period for which the terminated purchase right was granted.

        Upon a participant's cessation of employment or loss of eligible employee status, payroll deductions will automatically cease. Any payroll deductions that the participant may have made for the semi-annual purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded.

Stockholder Rights

        No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase, except that appropriate adjustments will be made in the number and class of securities and the price per share in effect under each outstanding purchase right should any change be made to our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting our outstanding common stock as a class without our receipt of consideration.

Assignability

        Purchase rights are not assignable or transferable by the participant and the purchase rights are exercisable only by the participant during the participant's lifetime.

Corporate Transaction

        In the event of a corporate transaction, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such transaction. The purchase price in effect for each participant will be equal to 85% of the lower of (i) the fair market value per share of common stock on the participant's entry date into the offering period in which the corporate transaction occurs or (ii) the fair market value per share of common stock immediately prior to such transaction.

        A corporate transaction will be deemed to occur if (i) we are involved in a merger or consolidation in which more than 50% of our outstanding voting stock is transferred to a person or persons different from the persons holding those securities immediately prior to the transaction, or (ii) we sell, transfer or otherwise dispose of all or substantially all of our assets in complete liquidation or dissolution of us.

Share Pro-Ration

        Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.

Amendment and Termination

        The Purchase Plan will terminate upon the earliest of (i) the last business day in July 2009, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with a corporate transaction.

        The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without stockholder approval, (i) increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant on any one purchase date, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

        The table below shows, as to each of our Named Officers who participated in the Purchase Plan and the various indicated groups, the number of shares of common stock purchased under the Purchase Plan between January 1, 2001 and January 31, 2002, the most recent purchase date, together with the weighted-average purchase price paid per share.

Name	Number of Shares	Weighted-Average Purchase Price per Share
Luis J. Pajares	2,000	$7.74
Jeffrey A. Kupp	1,665	7.73
Mark H. Kleinman	750	7.79
All eligible current executive officers as a group (5 persons)	6,415	7.74
All other participating employees as a group (approximately 340 persons)	216,533	7.73

New Plan Benefits

        No purchase rights have been granted, and no shares have been issued, on the basis of the share increase which forms this proposal.

U.S. Federal Income Tax Consequences

        The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan that so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

        If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize capital gain equal to the amount by which the amount realized upon the sale or disposition exceeds the sum of the aggregate purchase price and the ordinary income recognized with respect to the shares.

        If the participant sells or disposes of the purchased shares more than two (2) years after the participant's entry date into the offering period in which the shares were acquired and more than one (1) year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into the offering period in which the shares were acquired; and any additional gain upon the disposition will be taxed as a long-term capital gain. We will not be entitled to an income tax deduction with respect to such disposition.

        If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

        Under current accounting principles applicable to employee stock purchase plans qualified under Section 423 of the Internal Revenue Code, the issuance of common stock under the Purchase Plan will not result in a compensation expense chargeable against our reported earnings. However, we must disclose, in pro-forma statements to our financial statements, the impact the purchase rights granted under the Purchase Plan would have upon our reported earnings were the fair value of those purchase rights treated as compensation expense.

Vote Required

        The affirmative vote of a majority of our outstanding voting shares present or represented by proxy and entitled to vote at the meeting is required for approval of the amendment to the Purchase Plan. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether or not this proposal has been approved. Should such stockholder approval not be obtained, then the share reserve will not be increased. The Purchase Plan will, however, continue to remain in effect, and purchase rights may continue to be granted pursuant to the provisions of the Purchase Plan prior to its amendment until the termination of the Purchase Plan under the conditions described above.

        OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of the forms furnished to us or written representations made to us by the reporting persons, we believe that, during 2001, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mark A. Weinzierl, one of our directors, filed late one Form 4 report, relating to the contribution of shares to a limited partnership.

REPORT OF THE AUDIT COMMITTEE

        Our Board of Directors has established an Audit Committee of independent directors, which operates under a written charter adopted by the Board. A copy of the charter is attached to this Proxy Statement as Appendix A. The members of the Audit Committee have been determined to be independent pursuant to the National Association of Securities Dealers' listing standards.

        Management has the primary responsibility for the financial statements and the related financial reporting process, which includes our systems of internal controls. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing and discussing the financial information that will be provided to our stockholders and others, the systems of internal controls that management and our Board of Directors have established and our audit and financial reporting processes. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management our audited financial statements for the year ended December 31, 2001; discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (codification of Statements on Auditing Standards, AU Sec. 380); and received from the independent auditors the written disclosures and the letter regarding their independence, as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and discussed with the auditors their independence (including whether the provision of services not involving the annual audit or quarterly reviews of the financial statements is compatible with maintaining auditor independence) in light of these disclosures.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, be included in our Annual Report on Form 10-K filed with the SEC.

        Submitted by the Audit Committee of the Board of Directors:

Grant A. Dove (Chairman) James R. Adams George H. Heilmeier

INDEPENDENT AUDITORS

        Ernst & Young LLP served as our independent auditors for fiscal year 2001, and was selected by our Board of Directors to serve in this capacity for the 2002 fiscal year. Notwithstanding this selection, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors believes that this change would be in our stockholders' best interests. Representatives of Ernst & Young are expected to be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

        Set forth below is a summary of certain fees that we paid to Ernst & Young for services in 2001 and for the 2001 audit. The engagement of Ernst & Young as our auditors was recommended to the Board by our Audit Committee, which considered, among other things, whether the provision of non-audit services is compatible with maintaining the auditors' independence.

Audit Fees

        We paid Ernst & Young an aggregate of $202,600 for professional services rendered for the audit of our annual financial statements for the year ended December 31, 2001, and the reviews of our financial statements included in our Forms 10-Q for the first three quarters in 2001.

Financial Information Systems Design and Implementation Fees

        During 2001, Ernst & Young did not provide us financial information systems design and implementation services.

All Other Fees

        We paid Ernst & Young an aggregate of $88,675 for professional services rendered in 2001 other than the services described in the preceding paragraphs, which payments consisted of an aggregate of $48,875 for audit related services and an aggregate of $39,800 for tax advisory and compliance services. Audit related services consisted primarily of the audit of our 401(k) plan and accounting consultations.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws, stockholder proposals to be presented at our 2003 Annual Meeting of Stockholders and included in our Proxy Statement and form of proxy relating to that meeting, must be received by us at our offices in Richardson, Texas, addressed to our Secretary, not later than December 13, 2002. Persons acting as proxies shall have discretionary authority to vote against any proposal presented at our 2003 Annual Meeting of Stockholders unless we receive notice of such proposal in the manner specified in the previous sentence. These notices and proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the SEC and the procedures set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

        Our Annual Report on Form 10-K for the year ended December 31, 2001, which includes our audited financial statements, schedules and list of exhibits, accompanies this Proxy Statement.

        WE WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, AN ADDITIONAL COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT 1500 NORTH GREENVILLE AVENUE, RICHARDSON, TEXAS 75081.

OTHER MATTERS

        Our Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interests. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

MISCELLANEOUS

        The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this Proxy Statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

By order of our Board of Directors,

Mark H. Kleinman Secretary

April 12, 2002

APPENDIX A

INET TECHNOLOGIES, INC.
AUDIT COMMITTEE CHARTER

I. PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

        The independent accountants' ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of the stockholders. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for stockholder ratification in any proxy statement).

II. MEMBERSHIP

        The Audit Committee will comply with the applicable independence, composition and other audit committee requirements promulgated from time to time by The Nasdaq Stock Market, Inc. or any exchange on which the Corporation's securities are then listed.

III. MEETINGS

        The Audit Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV. RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

  1.
  Review this Charter at least annually and recommend any changes to the Board of Directors, and publish the Charter every three years in the annual meeting proxy statement.

  2.
  Report in the proxy statement on the matters required to be disclosed in the annual meeting proxy statement with respect to the Audit Committee.

  3.
  Prior to the filing of the Corporation's annual and quarterly financial statements with the SEC, review and discuss the financial statements with management and discuss with the independent accountants matters required by applicable auditing standards, including Statement on Auditing Standards No. 61. Recommend action to the Board of Directors regarding the inclusion of the audited financial statements in the stockholder and SEC annual reports.

  4.
  Review and discuss the systems of internal controls that management and the Board of Directors have established; the Corporation's audit and financial reporting processes; and any relevant internal financial reports prepared by management or any internal auditing department, or request a study of any particular area of interest or concern that the Audit Committee deems appropriate.

  5.
  On an annual basis, review and discuss the performance of the independent accountants. Obtain a formal written statement from the independent accountants consistent with Independence Standards Board Standard 1, delineating all relationships between the independent accountants and the Corporation and review and discuss with the accountants all such relationships that may impact the objectivity and independence of the accountants.

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  6.
  Recommend to the Board of Directors the selection of or replacement of the independent accountants, and approve the annual audit fees and any significant non-audit fees to be paid to the independent accountants.

  7.
  Following completion of the annual audit, review and discuss with the independent accountants, the internal auditing department, if any, and management (a) the adequacy and effectiveness of the Corporation's systems of internal controls regarding finance and accounting, (b) any significant difficulties encountered during the course of the audit and (c) the independent accountant's judgments about the quality of the Corporation's accounting principles as applied in its financial reporting.

  8.
  Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

Adopted June 29, 2001

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APPENDIX B

SECOND AMENDMENT TO THE
INET TECHNOLOGIES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN

        This Second Amendment (this "Amendment") to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan is hereby adopted by Inet Technologies, Inc. (the "Company") this 13th day of May, 2002, to be effective as of July 31, 2002.

WITNESSETH:

        WHEREAS, the Board adopted the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan on July 22, 1998, to be effective at the Effective Time (as amended, the "Plan");

        WHEREAS, Plan Section X.A. provides that the Board may amend the Plan at any time to become effective immediately following the close of any Purchase Interval; and

        WHEREAS, the Board approved at its meeting held March 28, 2002 the amendment of the Plan, as set forth herein, and such amendment was approved by the stockholders of the Company at its 2002 Annual Meeting of Stockholders held this date;

        NOW, THEREFORE, the Plan is amended effective as of July 31, 2002, the close of the current Purchase Interval, as follows:

        Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Plan.

        1.    Subsection A. of Plan Section III. is hereby amended in its entirety to read as follows:

  "A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed One Million Two Hundred Fifty Thousand (1,250,000) shares."

        IN WITNESS WHEREOF, the Company has caused this Amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan to be executed effective as of July 31, 2002.

INET TECHNOLOGIES, INC.
By:
Mark H. Kleinman Vice President and General Counsel

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PROXY

INET TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2002

THIS PROXY IS SOLICITED ON BEHALF
OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Elie S. Akilian and William H. Mina, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of the common stock, par value $0.001 per share, of Inet Technologies, Inc., which the undersigned could vote, and with all power the undersigned would possess, if personally present at the 2002 Annual Meeting of Stockholders of Inet Technologies, Inc. to be held at Plano Centre, 2000 East Spring Creek Parkway, Plano, Texas on Monday, May 13, 2002 at 10:00 a.m. (Central Time), and any adjournment thereof.

FOLD AND DETACH HERE

Please mark your votes as indicated in the example	☒
1.	The election of Class II directors: Nominees: 01 Mark A. Weinzierl, and 02 George H. Heilmeier	FOR all nominees (except as marked below) ☐	WITHHOLD AUTHORITY to vote for all nominees ☐
Withheld for the nominees you list below: (Write that nominee's name in the space provided below):

2.	Approval of the amendment to the Inet Technologies, Inc. 1998 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder by 500,000 shares, from 750,000 shares to 1,250,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Item 1 and FOR Item 2. Any stockholder who wishes to withhold the discretionary authority referred to in Item 3 above should mark a line through the entire item.

By checking the box to the right, I consent to future access to the Annual Reports, proxy statements, prospectuses and other communications from the Company electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. Please disregard if you have previously provided your consent decision.	☐

Receipt of the proxy statement dated April 12, 2002, is hereby acknowledged.

Signature	Signature	Date

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.)

FOLD AND DETACH HERE

QuickLinks

PURPOSE OF MEETING
VOTING RIGHTS AND SOLICITATION
PROPOSAL 1 ELECTION OF DIRECTORS
  Nominees for Director
  Vote Required
  Other Directors
  Director Compensation and Indemnification Arrangements
  Board Meetings and Committees
PRINCIPAL STOCKHOLDERS
EXECUTIVE COMPENSATION
  Executive Officers
  Employment Contracts; Change-in-Control and Indemnification Arrangements
  Summary Compensation Table
  Option Grants in 2001
  Aggregate Option Exercises in 2001 and December 31, 2001 Option Values
  Compensation Committee Interlocks and Insider Participation
  Report on Executive Compensation
  Stock Performance Graph
Comparison of the Cumulative Total Return* Among Inet Technologies, Inc., the NASDAQ Stock Market (U.S.) Index and the Nasdaq Telecommunications Index
  Certain Transactions with Management
PROPOSAL 2 AMENDMENT OF 1998 EMPLOYEE STOCK PURCHASE PLAN
  Summary of the 1998 Employee Stock Purchase Plan
  Plan Benefits
  New Plan Benefits
  U.S. Federal Income Tax Consequences
  Accounting Treatment
  Vote Required
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS
  Audit Fees
  Financial Information Systems Design and Implementation Fees
  All Other Fees
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
MISCELLANEOUS
APPENDIX A INET TECHNOLOGIES, INC. AUDIT COMMITTEE CHARTER
  I. PURPOSE
  II. MEMBERSHIP
  III. MEETINGS
  IV. RESPONSIBILITIES AND DUTIES
APPENDIX B
SECOND AMENDMENT TO THE INET TECHNOLOGIES, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN